UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2007
PARALLEL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-13305	75-1971716
(Commission file number )	(IRS employer identification number)

1004 N. Big Spring, Suite 400, Midland, Texas	79701
(Address of principal executive offices)	(Zip code)
(432) 684-3727
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     As of January 1, 2008, NASDAQ listed companies are required to allow for uncertificated shares in order to be eligible for a direct registration program. A direct registration program permits share ownership to be recorded and maintained on the books of a company or its transfer agent without the issuance of a physical stock certificate. The new NASDAQ rule requires that Parallel Petroleum Corporation’s common stock be eligible for such a program. Our bylaws did not specifically provide for uncertificated shares, although uncertificated shares are allowed under Delaware law. To become eligible under the new requirements, on November 28, 2007 the Board of Directors of Parallel Petroleum Corporation amended Sections 8.1, 8.2 and 8.3 of Article VIII of its Bylaws to provide for uncertificated shares of stock, whether upon original issue or subsequent transfer. We are not actively participating in the direct registration program at the time of filing this Current Report on Form 8-K.
     The full text of the Bylaws, as amended, is attached to this Current Report on Form 8-K as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Bylaws of Parallel Petroleum Corporation, as amended.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: November 30, 2007

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham
Larry C. Oldham, President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Bylaws of Parallel Petroleum Corporation, as amended.